EX-10.1

EMCORE CORPORATION

OUTSIDE DIRECTORS CASH COMPENSATION PLAN

ARTICLE 1.  ESTABLISHMENT, OBJECTIVES AND DURATION

1.1  ESTABLISHMENT OF THE PLAN. EMCORE Corporation, a New Jersey corporation, has adopted this “EMCORE Corporation Outside Directors Cash Compensation Plan” (the “Plan”) to provide for the payment of cash compensation to non-employee directors to supplement EMCORE’s existing Directors’ Stock Award Plan. This Plan will become effective as of October 20, 2005 (the “Effective Date”) and will remain in effect as provided in Section 1.3 hereof.

1.2  PLAN OBJECTIVES. The objectives of the Plan are to give the Company an advantage in attracting and retaining Outside Directors.

1.3  DURATION OF THE PLAN. The Plan will remain in effect until the Board of Directors terminates it pursuant to Section 7.1.

ARTICLE 2.  DEFINITIONS

Whenever used in the Plan, the following terms will have the meanings set forth below, and when the meaning is intended, the initial letter of the word will be capitalized:

“ACCOUNT” means an Outside Director’s Interest Account.

“AFFILIATES” means, with respect to any person, any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, the first person.

“BENEFICIARY” means the person entitled under Section 6.5 to receive payment of the balance remaining in an Outside Director’s Account in case the Outside Director dies before the entire balance in the Account has been paid.

“BOARD” or “BOARD OF DIRECTORS” means the Board of Directors of the Company.

"CHANGE OF CONTROL " means the occurrence of any of the following events:

(a)  any person or Group acquires ownership of the Company’s stock that, together with stock held by such person or Group, constitutes more than 50% of the total fair market value or total voting power of the Company’s stock (including an increase in the percentage of stock owned by any person or Group as a result of a transaction in which the Company acquires its stock in exchange for property, provided that the acquisition of additional stock by any person or Group deemed to own more than 50% of the total fair market value or total voting power of the Company’s stock on May 1, 2005, shall not constitute a Change of Control); or

(b)  any person or Group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or Group) ownership of Company stock possessing 35% or more of the total voting power of the Company’s stock; or

(c)  a majority of the members of the Company’s Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

(d)  any person or Group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or Group) assets from the Company that have a total Gross Fair Market Value equal to 40% or more of the total Gross Fair Market Value of all Company assets immediately prior to such acquisition or acquisitions, provided that there is no Change of Control when the Company’s assets are transferred to:

(i) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to Company stock;

(ii) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(iii) a person or Group that owns, directly or indirectly, 50% or more of the total value or voting power of all outstanding Company stock; or

(iv) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in paragraph (iii).

For purposes of this paragraph (d), a person's status is determined immediately after the transfer of the assets. For example, a transfer to a corporation in which the Company has no ownership interest before the transaction, but which is a majority-owned subsidiary of the Company after the transaction, is not a Change of Control.

“CODE” means the Internal Revenue Code of 1986, as amended from time to time, or any successor to it.

“COMMITTEE MEETING FEE” means the fee established by the Board in accordance with Article 5 and paid to an Outside Director for each attendance at a meeting of a Board committee (including telephonic meetings but excluding execution of unanimous written consents).

“COMPANY” means EMCORE Corporation, a New Jersey corporation, and any successor thereto as provided in Section 7.3.

“DEFERRAL ELECTION” has the meaning ascribed to it in Section 6.1.

“DIRECTOR” means any individual who is a member of the Board of Directors.

“DISABILITY” means the individual is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

“EFFECTIVE DATE” has the meaning ascribed to it in Section 1.1.

“EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended from time to time, or any successor to it.

"GROSS FAIR MARKET VALUE " means the value of Company assets determined without regard to any liabilities associated with such Company assets.

"GROUP" means persons acting together for the purpose of acquiring Company stock and includes owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. If a person owns stock in both the Company and another corporation that enter into a merger, consolidation purchase or acquisition of stock, or similar transaction, such person is considered to be part of a Group only with respect to ownership prior to the merger or other transaction giving rise to the change and not with respect to the ownership interest in the other corporation. Persons will not be considered to be acting as a Group solely because they purchase assets of the same corporation at the same time, or as a result of the same public offering.

“INTEREST ACCOUNT” has the meaning ascribed to it in Section 6.3.

“MEETING FEE” means the fee established by the Board in accordance with Article 5 and paid to an Outside Director for each attendance at a meeting of the Board of Directors (including telephonic meetings but excluding execution of unanimous written consents).

“OUTSIDE DIRECTOR” means a Director who, at the time in question, is not an employee of the Company or any of its Affiliates.

“PLAN” has the meaning ascribed to it in Section 1.1.

“PLAN YEAR” means the 12-month period beginning on October 1 and ending on the next following September 30.

“TERMINATION DATE” means the date on which an Outside Director ceases to be a Director.

ARTICLE 3.  ADMINISTRATION

3.1  THE BOARD OF DIRECTORS. The Plan will be administered by the Board of Directors. The Board of Directors will act by a majority of its members at the time in office and eligible to vote on any particular matter, and may act either by a vote at a meeting or in writing without a meeting.

3.2  AUTHORITY OF THE BOARD OF DIRECTORS. Except as limited by law and subject to the provisions herein, the Board of Directors has full power to: construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan’s administration; and amend the terms and conditions of the Plan. Further, the Board of Directors will make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law and consistent with Section 3.1, the Board of Directors may delegate some or all of its authority under this Plan.

3.3  DECISIONS BINDING. All determinations and decisions made by the Board of Directors pursuant to the provisions of the Plan will be final, conclusive and binding on all persons, including the Company, its stockholders, all Affiliates, Outside Directors and their estates and beneficiaries.

ARTICLE 4.  ELIGIBILITY

Each Outside Director of the Board during a Plan Year will participate in the Plan for that year.

ARTICLE 5.  ANNUAL RETAINER AND RESTRICTED UNITS

Each Outside Director will be entitled to receive a Meeting Fee, in the amount determined from time to time by the Board, for each meeting he or she attends (including telephonic meetings but excluding execution of unanimous written consents) of the Board of Directors. In addition, each Outside Director will be entitled to receive a Committee Meeting Fee, in the amount determined from time to time by the Board, for each meeting he or she attends (including telephonic meetings but excluding execution of unanimous written consents) of a Board committee. Until changed by resolution of the Board of Directors, the Meeting Fee will be $5,000 and the Committee Meeting Fee will be $3,000; provided, however, that the Meeting Fee for special telephonic meetings (i.e., Board meetings that are not regularly scheduled and in which Directors typically participate telephonically) will be $1,000 and the Committee Meeting Fee for each such telephonic meeting shall be $600. Any Outside Director who is the Chairman of a committee shall receive an additional $1,000 for each meeting of the committee he or she chairs and an additional $200 for each special telephonic meeting of such committee. Unless the Outside Director has made a Deferral Election with respect to them, Meeting Fees and Committee Meeting Fees will be paid within 45 days after the relevant meeting.

ARTICLE 6.  DEFERRAL

6.1  DEFERRAL ELECTION. Any Outside Director may elect to defer all or a portion of the compensation payable to him or her under Article 5 for the Plan Year by filing with the Secretary of the Company a written notice to that effect on the Deferral Election Form attached hereto as Exhibit A (a “Deferral Election”). An Outside Director without a Deferral Election in effect may elect to defer all or a portion of the compensation payable under Article 5: (a) with respect to any compensation payable under Article 5 for any Plan Year by filing a Deferral Election on or before the September 30th preceding the Plan Year; and (b) with respect to any compensation payable under Article 5 for any portion of a Plan Year following the date on which the Director becomes an Outside Director by filing a Deferral Election within thirty days following that date. A Deferral Election may not be revoked or modified with respect to compensation payable for any Plan Year for which it is effective and the Deferral Election, unless terminated or modified as described below, will apply to compensation payable under Article 5 with respect to each subsequent Plan Year. An Outside Director may terminate or modify his or her current Deferral Election for any subsequent Plan Year by filing a new Deferral Election on or before September 30 of the then-current Plan Year. An effective Deferral Election will also terminate on the date a Director ceases to be an Outside Director.

6.2  ACCOUNT. At the time an Outside Director makes a Deferral Election under Section 6.1 he or she must also designate the portion of the deferred compensation to be credited to an Interest Account.

6.3  INTEREST ACCOUNT. The amounts the Outside Director elects to defer to an Interest Account under Section 6.2 will be credited to that account as of the date the compensation would otherwise have been payable under Article 5. The amounts credited to the Interest Account will be credited as of the date the compensation would otherwise have been payable under Article 5 with interest, compounded monthly, until the amount credited to the Interest Account is paid to the Outside Director. The rate of interest credited under the previous sentence will be the prime rate of interest as reported by The Wall Street Journal for the second business day of each quarter on an annual basis.

6.4  DISTRIBUTIONS. The value of an Outside Director’s Account will be distributed, or will begin to be distributed, to him or her or, in the event of his or her death, to his or her Beneficiary, following the earliest of:

(a)  the date specified by the Outside Director in his or her Deferral Election;

(b)  the date the Outside Director ceases to be a Director, whether or not through termination due to retirement, death or Disability; and

(c)  the date on which a Change of Control occurs. The amount payable to an Outside Director will equal the dollar amount credited to the Outside Director’s Interest Account.

An Outside Director’s Account will be paid to him or her in accordance with his or her Deferral Election. An Outside Director may change the payout form by filing an irrevocable election of a new payout form with the Secretary of the Company at least one year and one day before the due date of the first payment under this Article 6. An Outside Director may change such election upon written notice in a form acceptable to the Secretary of the Company or a separate plan administrator that may be appointed by the Board or its Compensation Committee, provided such change complies with the following: (i) the subsequent election does not take effect until at least 12 months after the date on which the election is made, and (ii) the first payment with respect to which such election is made be deferred for a period of not less than five years from the date such payment would otherwise have been made.

If an Outside Director fails to elect a payout form, his or her Account shall be paid in a single lump sum payment.

If an Outside Director elects to receive payment of his or her Account in installments, the payment period for the installments will not exceed ten years. The amount of each installment payment will equal the product of (a) the balance in the Outside Director’s Account on the date the payment is made multiplied by (b) a fraction, the numerator of which is one and the denominator of which is the number of unpaid remaining installments. The balance of the Account will be appropriately reduced to reflect any installment payments already made hereunder. Notwithstanding the foregoing, in the event of a Change of Control, the balance remaining in an Outside Director’s Account will be paid in a single lump sum payment within 30 days following the Change of Control.

If an Outside Director dies before he or she has received payment of all amounts due hereunder, the balance remaining in the Outside Director’s Account shall be distributed to his or her Beneficiary in a single lump sum payment following the Outside Director’s death.

All single sum payments shall be made, and all installment payments shall commence, as soon as administratively feasible following the date that triggers distribution under this section; provided that the Board or its Compensation Committee may specify such additional rules regarding distributions and elections as it deems appropriate.

6.5  BENEFICIARY. An Outside Director may designate, on the Beneficiary Designation form attached hereto as Exhibit B, any person to whom payments are to be made if the Outside Director dies before receiving payment of all amounts due hereunder. A Beneficiary Designation form becomes effective only after the signed form is filed with the Secretary of the Company while the Outside Director is alive, and will cancel any prior Beneficiary Designation form. If the Outside Director fails to designate a beneficiary or if all designated beneficiaries predecease the Outside Director, the Outside Director’s Beneficiary will be his or her estate.

ARTICLE 7.  MISCELLANEOUS

7.1  MODIFICATION AND TERMINATION. The Board may at any time and from time to time, alter, amend, modify or terminate the Plan in whole or in part.

7.2  INDEMNIFICATION. Each person who is or has been a member of the Board will be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by that person in connection with or resulting from any claim, action, suit, or proceeding to which that person may be a party or in which that person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by that person in a settlement approved by the Company, or paid by that person in satisfaction of any judgment in any such action, suit, or proceeding against that person, provided he or she gives the Company an opportunity, at its own expense, to handle and defend the action, suit or proceeding before that person undertakes to handle and defend it. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which an individual may be entitled under the Company’s Restated Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or her or hold him or her harmless.

7.3  SUCCESSORS. All obligations of the Company under the Plan with respect to a given Plan Year will be binding on any successor to the Company, whether the existence of the successor is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Company, or a merger, consolidation, or otherwise.

7.4  RESERVATION OF RIGHTS. Nothing in this Plan or in any award agreement granted hereunder will be construed to limit in any way the Board’s right to remove an Outside Director from the Board of Directors.

ARTICLE 8.  LEGAL CONSTRUCTION

8.1  GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein will also include the feminine; the plural will include the singular and the singular will include the plural.

8.2  SEVERABILITY. If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

8.3  REQUIREMENTS OF LAW. The issuance of payments under the Plan will be subject to all applicable laws, rules, and regulations, and to any approvals required by any governmental agencies or national securities exchanges.

8.4  UNFUNDED STATUS OF THE PLAN. The Plan is intended to constitute an “unfunded” plan. With respect to any payments not yet made to an Outside Director by the Company, nothing contained herein will give any rights to an Outside Director that are greater than those of a general creditor of the Company.

8.5  GOVERNING LAW. The Plan will be construed in accordance with and governed by the laws of the State of New Jersey, determined without regard to the application of the principles of conflicts of law of New Jersey or of any other jurisdiction.

8.6 NONTRANSFERABILITY. An Outside Director’s Account may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code section 414(p)). All rights with respect to Accounts will be available during the Outside Director’s lifetime only to the Outside Director or the Outside Director’s guardian or legal representative. The Board of Directors may, in its discretion, require an Outside Director’s guardian or legal representative to supply it with evidence the Board of Directors deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Outside Director.

8.7 CODE SECTION 409A. It is also the intention of the Company that all income tax liability on payments made under the Plan be deferred until the Outside Director actually receives such payment in accordance with the requirements of Code Section 409A for nonqualified deferred compensation plans, to the extent Code Section 409A applies to the Plan. Therefore, if any Plan provision is found not to be in compliance with any applicable requirements of Code Section 409A, that provision shall be deemed amended so that the Plan does so comply to the extent permitted by law and deemed advisable by the Company’s Board of Directors or the Compensation Committee of the Board, and in all events the Plan shall be construed in favor of its meeting the requirements for deferral of compensation under Code Section 409A.

EXHIBIT A

EMCORE CORPORATION

OUTSIDE DIRECTORS CASH COMPENSATION PLAN

DEFERRAL ELECTION

As of __________________, 20__, the individual whose name appears below, who is an Outside Director of the Company, hereby elects to defer all or a portion of the compensation payable to him or her under the terms of the EMCORE Corporation Outside Directors Cash Compensation Plan (the “Plan”). This Deferral Election will remain in full force and effect until the earlier of the date the Outside Director modifies or terminates it and the date the Director ceases to be an Outside Director. Any term capitalized herein but not defined will have the meaning set forth in the Plan. This Deferral Election supersedes any prior Deferral Election and all such prior Deferred Elections shall be null and void.

1.  Deferral Election. In accordance with the terms of the Plan, the Outside Director hereby elects to defer:

____% of the Meeting Fee(s)

____% of the Committee Meeting Fee(s)

payable to the Outside Director for Plan years beginning after the date this election is filed with the Secretary of EMCORE Corporation. (Enter in each blank any whole percentage less than or equal to 100%.).

2.  Accounts. The Outside Director hereby elects to have all of the amounts deferred under item number 1 above credited to the Interest Account.

3.  Timing of Payout. Subject to the terms of the Plan, the Outside Director hereby elects to have his or her Account distributed as soon as administratively feasible following _______________________ (insert N/A if Outside Director wishes to receive Account only after the earlier of (a) the date he or she ceases to be a Director and (b) the date on which a Change of Control occurs).

4.  Form of Payout. In accordance with the terms of the Plan, the Outside Director hereby elects the following payout form for his or her Account (elect one):

_____ single lump sum payment, or

_____	installments over ___ years (not to exceed 10 years) payable (elect one):

_____	quarterly,

_____ semi-annually, or

_____ annually

IN WITNESS WHEREOF, the Outside Director has duly executed this Deferral Election as of the date first written above.

Outside Director’s Signature

Outside Director’s Name (please print)

EXHIBIT B

EMCORE CORPORATION

OUTSIDE DIRECTORS CASH COMPENSATION PLAN

BENEFICIARY DESIGNATION

In accordance with the terms of the EMCORE Corporation Outside Directors Cash Compensation Plan (the “Plan”), the individual whose name appears below, who is an Outside Director of EMCORE Corporation (the “Company”), hereby designates a beneficiary or beneficiaries, with respect to his or her Account (and any other amounts due to him or her) under the Plan.

1.  Primary Beneficiary. The following person, or persons, are hereby designated as primary Beneficiary with respect to the percentage of the Outside Director’s unpaid Account (and any other amounts due to him or her) indicated for each person:

Name:

Relationship:

Address:

Percent:

Name:

Relationship:

Address:

Percent:

Name:

Relationship:

Address:

Percent:

2.  Secondary Beneficiary. The following person, or persons, are hereby designated as secondary Beneficiary with respect to the percentage of the Outside Director’s unpaid Account (and any other amounts due to him or her) indicated for each person:

Name:

Relationship:

Address:

Percent:

Name:

Relationship:

Address:

Percent:

Name:

Relationship:

Address:

Percent:

IN WITNESS WHEREOF, the Outside Director has duly executed this Beneficiary Designation as of ________________, 20__ .

Outside Director’s Signature

Outside Director’s Name (please print)